UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34735	26-1251524
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

227 W. Monroe St., 27th Floor, Chicago, IL 60606

(Address of principal executive offices and zip code)

(312) 292-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 26, 2017, Ryerson Holding Corporation (“Ryerson” or the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) in Louisville, Kentucky. At the Annual Meeting, Ryerson’s stockholders (i) elected each of the two persons indicated below to serve as a Class III director for a three-year term that will continue until the 2020 annual meeting of stockholders or until his successor has been duly elected and qualified, and (ii) approved the appointment of Ernst & Young LLP to serve as Ryerson’s independent registered public accounting firm for 2017.

Ryerson’s independent inspector of elections reported the final vote of the stockholders as follows:

PROPOSAL 1: Election of Class III Directors.

Name	For	Withheld	Broker Non-Votes
Kirk K. Calhoun	32,268,863	573,043	2,222,463
Jacob Kotzubei	23,435,123	9,406,783	2,222,463

The following directors continued in office after the Annual Meeting: Court D. Carruthers, Eva M. Kalawski, Stephen P. Larson, Philip E. Norment, and Mary Ann Sigler.

PROPOSAL 2: Ratification of the appointment of Ernst & Young LLP as Ryerson’s independent registered public accounting firm for 2017.

For	Against	Abstain
35,032,804	15,658	15,907

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2017

RYERSON HOLDING CORPORATION

By:	/s/ Mark S. Silver
Name:	Mark S. Silver
Title:	Executive Vice President, General Counsel & Secretary